PROMISSORY NOTE

Date of Note: [EFFECTIVE DATE]

Principal Amount of Note: $[AMOUNT]

City and State of Lender: [CITY, STATE]

For value received URBAN JUNCTURE, INC., an Illinois corporation ("***Borrower***"), hereby promises to pay to the order of [INVESTOR NAME] ("***Lender***"), in lawful money of the United States of America and in immediately available funds, the principal amount set forth above (the "***Loan***") together with accrued and unpaid interest thereon, each due and payable on the dates and in the manner set forth below.

1. **Interest Rate.** The outstanding principal amount of the Loan shall accrue interest at a rate of 5% per annum or the maximum rate permissible by law (which under the laws of the State of Illinois shall be deemed to be the laws relating to permissible rates of interest on commercial loans), whichever is less, non-compounding, calculated on the basis of a 365-day year and the actual number of days elapsed.

2. **Repayment Schedule.** Borrower promises to repay the outstanding principal amount of the Loan and any unpaid accrued interest according to the following schedule:

Borrower shall pay accrued interest on the outstanding principal amount of the Loan annually commencing on [FIRST PAYMENT] and on each anniversary thereof through [LAST PAYMENT] (the "***Maturity Date***").

Borrower shall pay the outstanding principal amount of the Loan and all unpaid accrued interest on the Maturity Date

; *provided, however*, that Borrower may prepay the outstanding principal amount of the Loan and any unpaid accrued interest at any time.

3. **Place of Payment.** All amounts payable hereunder shall be payable at the office of Wefunder, Inc., c/o Lender, [INVESTOR NAME], unless another place of payment shall be specified in writing by Lender.

1.

4. **Application of Payments.** Payment on this Promissory Note (this "***Note***") shall be applied first to accrued interest, and thereafter to the outstanding principal amount hereof.

5. **Secured Note.** To secure payment of all amounts due under this Note, Borrower grants Lender a security interest in all of its personal property, now existing or hereafter arising, including all accounts, inventory, equipment, general intangibles, financial assets, investment property, securities, deposit accounts, and the proceeds thereof (collectively, the "Collateral"). Borrower authorizes Lender to file a financing statement to perfect this security interest. The lien and security interest in the Collateral granted hereby shall, in accordance with Section 8.6, be subordinate to any lien on such Collateral securing any Senior Indebtedness

6. **Guarantee.** Bernard Loyd ("***Guarantor***") absolutely, irrevocably and unconditionally guarantees for the benefit of Lender the full, faithful and punctual performance when due (whether at stated maturity, acceleration, demand or otherwise) of the indebtedness (including, without limitation, principal and interest), liabilities and other obligations of Borrower under this Note. The liability of Guarantor under this Section shall be irrevocable, absolute, independent and unconditional, and shall not be affected by any circumstance that might constitute a discharge of a surety or guarantor other than the indefeasible payment and performance in full of all indebtedness of Borrower hereunder. The guaranty of Guarantor under this Section is a guaranty of payment when due and not merely of collectability. Lender may enforce the guaranty provided by Guarantor under this Section during the existence of an Event of Default notwithstanding the existence of any dispute between Lender and Borrower with respect to the existence of such Event of Default. The obligation of Guarantor under this Section is separate and independent from the obligations of Borrower under this Note, and a separate action or actions may be brought and prosecuted against Guarantor whether or not an action is brought against Borrower and whether or not Borrower is joined in any such action or actions. Guarantor waives any right it may have to require Lender to (a) proceed against Borrower or any other person, (b) proceed against or exhaust any security or other monies held on behalf of Borrower, (c) marshall assets in favor of any person or (d) pursue any other remedy in the power of Lender whatsoever prior to enforcing the obligation of Guarantor under this Section. Guarantor also waives and agrees not to assert (x) the defense of the statute of limitations in any action hereunder or for the collection or performance of any indebtedness of Borrower due hereunder, (y) any defense arising by reason of any lack of corporate or other authority or any other defense of Borrower, Guarantor or any other person or entity and (z) any rights to set-offs and counterclaims. Guarantor's liability under this Section shall remain in full force and effect without regard to, and shall not be impaired or affected by, nor shall Guarantor be exonerated or discharged by, (i) any insolvency proceeding with respect to Borrower, Guarantor or any other person or entity or (ii) any claim, defense, counterclaim or setoff, other than that of prior performance, that Borrower, Guarantor or any other person or entity may have or assert, including any defense of incapacity or lack of corporate or other authority to execute this Note. Mere delay or failure to act shall not preclude the exercise or enforcement of any rights and remedies available to Lender. Guarantor expressly agrees that its obligation under this Section shall not in any way be impaired or otherwise affected by the institution by or against Borrower of any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or any other similar proceedings for relief under any bankruptcy law or similar law for the relief of debtors and that any discharge of any of Borrower obligations hereunder pursuant to any such bankruptcy or similar law or other law shall not diminish, discharge or otherwise affect in any way the obligations of Guarantor under this Section.

7. **Default.** Each of the following events shall be an "***Event of Default***" hereunder:

(a) Borrower fails to pay any of the outstanding principal amount due under this Note on the date the same becomes due and payable or within five business days thereafter or any accrued interest or other amounts due under this Note on the date the same becomes due and payable or within five business days thereafter;

(b) Borrower files any petition or action for relief under any bankruptcy,

reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or

(c) an involuntary petition is filed against Borrower (unless such petition is dismissed or discharged within 60 days) under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee or assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of Borrower.

Upon the occurrence of an Event of Default hereunder, all unpaid principal, accrued interest and other amounts owing hereunder shall automatically be immediately due, payable and collectible by Lender pursuant to applicable law.

8. Subordination. The indebtedness evidenced by this Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of the Senior Indebtedness. "***Senior Indebtedness***" shall mean, unless expressly subordinated to or made on a parity with the amounts due under this Note, the principal of, unpaid interest on and amounts reimbursable, fees, expenses, costs of enforcement and other amounts due in connection with (a) indebtedness of Borrower to banks or commercial finance or other lending institutions regularly engaged in the business of lending money ([excluding/including] venture capital, investment banking or similar institutions and their affiliates which sometimes engage in lending activities but which are primarily engaged in investments in equity securities), whether or not secured, and (b) any such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for such Senior Indebtedness, or any indebtedness arising from the satisfaction of such Senior Indebtedness by a guarantor.

8.1 Insolvency Proceedings. If there shall occur any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization or arrangements with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation or any other marshaling of the assets and liabilities of Borrower, (a) no amount shall be paid by Borrower in respect of the principal of, interest on or other amounts due with respect to this Note at the time outstanding, unless and until the principal of and interest on the Senior Indebtedness then outstanding shall be paid in full, and (b) no claim or proof of claim shall be filed by or on behalf of Lender which shall assert any right to receive any payments in respect of the principal of and interest on this Note except subject to the payment in full of the principal of and interest on all of the Senior Indebtedness then outstanding.

8.3 Further Assurances. By acceptance of this Note, Lender agrees to execute and deliver customary forms of subordination agreement requested from time to time by the holders of Senior Indebtedness and, as a condition to Lender's rights hereunder, Borrower may require that Lender execute such forms of subordination agreement; *provided* that such forms shall not impose on Lender terms less favorable than those provided herein.

8.4 Subrogation. Subject to the payment in full of all Senior Indebtedness, Lender shall be subrogated to the rights of the holder(s) of such Senior Indebtedness (to the extent of the payments or distributions made to the holder(s) of such Senior Indebtedness pursuant to the provisions of this Section [8]) to receive payments and distributions of assets of Borrower applicable to the Senior Indebtedness. No such payments or distributions applicable to the Senior Indebtedness shall, as between Borrower and its creditors, other than the holders of Senior Indebtedness and Lender, be deemed to be a payment by Borrower to or on account of this Note; and for purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness to which Lender would be entitled except for the provisions of this Section [8] shall, as between Borrower and its creditors, other than the holders of Senior Indebtedness and Lender, be deemed to be a payment by Borrower to or on account of the Senior Indebtedness.

8.5 No Impairment. Subject to the rights, if any, of the holders of Senior Indebtedness under this Section [8] to receive cash, securities or other properties otherwise payable or deliverable to Lender, nothing contained in this Section [8] shall impair, as between Borrower and Lender, the obligation of Borrower, subject to the terms and conditions hereof, to pay to Lender the principal hereof and interest hereon as and when the same become due and payable, or shall prevent Lender, upon default hereunder, from exercising all rights, powers and remedies otherwise provided herein or by applicable law.

8.6 Lien Subordination. Any lien or security interest of Lender, whether now or hereafter existing in connection with the amounts due under this Note, on any assets or property of Borrower or any proceeds or revenues therefrom which Lender may have at any time as security for any amounts due and obligations under this Note, shall be subordinate to all liens or security interests now or hereafter granted to a holder of Senior Indebtedness by Borrower or by law notwithstanding the date, order or method of attachment or perfection of any such lien or security interest or the provisions of any applicable law.

8.7 Applicability of Priorities. The priority of the holder of the Senior Indebtedness provided for herein with respect to security interests and liens are applicable only to the extent that such security interests and liens are enforceable and perfected and have not been avoided; if a security interest or lien is judicially determined to be unenforceable or unperfected or is judicially avoided with respect to any claim of the holder of the Senior Indebtedness or any part thereof, the priority provided for herein shall not be available to such security interest or lien to the extent that it is avoided or determined to be unenforceable or unperfected. The foregoing notwithstanding, Lender covenants and agrees that it shall not challenge, attack or seek to avoid any security interest or lien to the extent that it secures any holder of the Senior Indebtedness. Nothing in this Section [8.7] affects the operation of any subordination of indebtedness or turnover of payment provisions hereof, or of any other agreements among any of the parties hereto.

8.8 Reliance of Holders of Senior Indebtedness. Lender, by its acceptance hereof, shall be deemed to acknowledge and agree that the foregoing subordination provisions are, and are intended to be, an inducement to and a consideration of each holder of Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the creation of the indebtedness evidenced by this Note, and each such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and holding, or in continuing to hold, such Senior Indebtedness.

9. Waiver. Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all costs of collection when incurred, including, without limitation, reasonable attorneys' fees, costs and other expenses.

The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the full extent permitted by law.

10. Governing Law. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Illinois, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

11. Successors and Assigns. The provisions of this Note shall inure to the benefit of and be binding on any successor to Borrower and shall extend to any holder hereof.

[Signature page follows]

5.

BORROWER:

URBAN JUNCTURE, INC., an Illinois corporation

By: Founder Signature
Name: Bernard Loyd
Title: President, Urban Juncture, Inc.

GUARANTOR:

Founder Signature
Name: Bernard Loyd

Lender:

[INVESTOR NAME]

By: Investor Signature
Name: [INVESTOR NAME]
Title: [INVESTOR TITLE]

SIGNATURE PAGE TO
PROMISSORY NOTE

URBAN JUNCTURE INC
Balance Sheet
As of December 31, 2015

UNAUDITED

		Dec 31, 15
ASSETS		
Current Assets		
Checking/Savings		
1110 · Cash in Bank - Urban BK 3271		-3,301.00
1140 · PNC - 9125		15.00
Total Checking/Savings		-3,286.00
Accounts Receivable		
1200 · Accounts Receivable		375.00
Total Accounts Receivable		375.00
Other Current Assets		
1201 · Other Receivables		182,159.83
12100 · Inventory Asset		-375.00
1220 · Loan to Forum		8,300.00
1230 · Loan to Jerk Shack		119,012.00
1290 · Loan to 300 E. 51st		576,412.28
Total Other Current Assets		885,509.11
Total Current Assets		882,598.11
Fixed Assets		
1530 · Furniture &Fixtures		36,927.37
1560 · Computer Equipment		3,083.40
1730 · Accum.DepreFurniture & Fixtures		-17,967.00
1760 · Accum. Depre. - Computer Equip.		-437.00
1780 · Accum. Depre.- Combined		-1,744.00
Total Fixed Assets		19,862.77
Other Assets		
1291 · Loan Receivable V 51st SPE		1,161,000.00
1293 · Loan Receivable VI 51st SPE		839,000.00
1296 · Loan Rec- 300 E. 51st_DCEO		500,000.00
1800 · Intangible Assets		10,000.00
1805 · Accum. Amortization		-7,231.00
1850 · INVESTMENTS		
1845 · Investment- Bronzeville Oasis	9,700.00	
1851 · Investment-Bronzeville Press	30,000.00	
1855 · Investment 300 East 51st LLC	910,814.08	
1856 · Investment So. Breakfast LLC	8,264.00	
1857 · Investment Jerk Shack	6,470.00	
1858 · Investment G and S LLC	8,771.00	
1859 · Investment 320 East 51st LLC	158,000.00	
1860 · Investment Urban Vegetarian LLC	14,670.01	
Total 1850 · INVESTMENTS		1,146,689.09
Total Other Assets		3,649,458.09
TOTAL ASSETS		**4,551,918.97**
LIABILITIES & EQUITY		
Liabilities		
Current Liabilities		
Credit Cards		
2015 · American Express		15,211.20
Total Credit Cards		15,211.20
Total Current Liabilities		15,211.20

4:11 PM

05/15/16

Cash Basis

URBAN JUNCTURE INC
Balance Sheet
As of December 31, 2015

UNAUDITED

	Dec 31, 15
Long Term Liabilities	
2470 · Loan from B. Loyd	1,167,709.64
2475 · Loan Payable-C. Butler	25,000.00
2476 · Loan Payable- L. Merkel	25,000.00
2480 · Loan- Heidi Loyd	10,000.00
2530 · Loan Payable -IL DCEO	500,000.00
2560 · CCLF	1,768,681.73
Total Long Term Liabilities	3,496,391.37
Total Liabilities	3,511,602.57
Equity	
2800 · Common Stock	100.00
2850 · Paid in Capital	764,909.00
2900 · Retained Earnings	162,196.64
32000 · *Retained Earnings	-11,411.67
Net Income	124,522.43
Total Equity	1,040,316.40
TOTAL LIABILITIES & EQUITY	**4,551,918.97**

4:09 PM

05/15/16

Cash Basis

URBAN JUNCTURE INC
Profit & Loss
January through December 2015

UNAUDITED

	Jan - Dec 15
Ordinary Income/Expense	
Income	
3010 · Services Rendered	578,652.66
Total Income	578,652.66
Cost of Goods Sold	
4020 · Development Costs	106,351.72
4070 · Supplies	439.21
Total COGS	106,790.93
Gross Profit	471,861.73
Expense	
6110 · Advertising/Promotional	485.37
6114 · Bank Charges	530.53
6116 · Books and Journals	15.69
6120 · Collection	120.00
6122 · Computer Supplies	1,630.32
6126 · Dues and Subscriptions	750.00
6128 · License and Fees	5,250.70
6130 · Office Expense/Supplies	20,931.47
6142 · Telephone	1,521.43

6180 · Auto & Truck Expense		
6182 · Parking	3.00	
6180 · Auto & Truck Expense - Other	639.91	
Total 6180 · Auto & Truck Expense		642.91
6310 · Casual Labor		3,670.00
6520 · Delivery and Messenger		54.15
6620 · Employee Benefits		2,256.92
6630 · Meals and Entertainment		1,121.23
6800 · Insurance		22,378.00
6850 · Interest		120,179.01
6950 · Legal and Accounting		2,902.75
7050 · Miscellaneous Expense		-27,911.97
7052 · 343-351 E. 51st		
7053 · Delivery	60.00	
Total 7052 · 343-351 E. 51st		60.00
7180 · Professional Fees		
7182 · Consultants	0.00	
7180 · Professional Fees - Other	69,392.77	
Total 7180 · Professional Fees		69,392.77
7250 · Rent		22,650.00
7252 · Utilities		15,415.21
7261 · Research & Development		64.51
7270 · Trash/Recycling		241.28
7280 · Repairs and Maintenance		18,755.89
7330 · Salaries and Wages		21,024.25
7360 · Security		10,266.00
7450 · Supplies-		250.00
7510 · Taxes Fica/Med		3,738.16
7550 · Taxes- St. Unemployment		176.17
7580 · Taxes-Other		25,168.13
7650 · Travel		3,505.18
7655 · Transportation		103.24
Total Expense		347,339.30
Net Ordinary Income		124,522.43
Net Income		**124,522.43**

5:41 PM

05/15/16

URBAN JUNCTURE INC
Statement of Cash Flows
January through December 2015

UNAUDITED

	Jan - Dec 15
OPERATING ACTIVITIES	
Net Income	305,815.18
Adjustments to reconcile Net Income to net cash provided by operations:	
1200 · Accounts Receivable	-182,159.83
1201 · Other Receivables	-182,159.83
12100 · Inventory Asset	375.00
1220 · Loan to Forum	-8,300.00
1230 · Loan to Jerk Shack	-119,012.00
1290 · Loan to 300 E. 51st	-576,412.28
2000 · Accounts Payable	492.08
2015 · American Express	15,211.20
2200 · Payroll Liabilities	91.34
Net cash provided by Operating Activities	-746,059.14
INVESTING ACTIVITIES	
1530 · Furniture &Fixtures	-18,696.37
1560 · Computer Equipment	-900.11
Net cash provided by Investing Activities	-19,596.48

FINANCING ACTIVITIES	
2470 · Loan from B. Loyd	-8,150.39
2560 · CCLF	768,681.73
Net cash provided by Financing Activities	760,531.34
Net cash increase for period	-5,124.28
Cash at beginning of period	1,838.28
Cash at end of period	**-3,286.00**

UNAUDITED

URBAN JUNCTURE INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
FOR YEAR ENDED DECEMBER 31, 2015

Note 1: Organization and nature of business

Urban Juncture ("The Company") was incorporated in 2003, it's primary purpose to acquire and develop real estate and create jobs and valuable neighborhood amenities in underserved urban communities. The Company co-owns 300 East 51st LLC with Community Reinvestment Fund and it co-owns the Bronzeville Jerk Shack with another individual investor.

300 East 51st LLC owns the 300-314 East, 320 East, and 343-347 East 51st Street properties.

The Company plans to build four food-related businesses located on the first floor of 300-314 East 51st Street along with some common space, an office space on the second floor, and a rooftop farm. Rehabilitation will include tenant build out for each individual restaurant/store, common area improvements, completion of a surface area parking lot at 320 East 51st Street, a community garden at 343-347 East 51st Street, and several environmentally sustainable design features.

Note: 2 Significant Accounting Policies

Basis of Presentation

These financial statements were prepared in accordance with accounting principles generally accepted in the United States (GAAP).

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Revenue Recognition

Revenue is recognized at the time services are rendered. The Company contracts with Bronzeville Builders LLC to build out the properties under development.

Receivables

The Company provides working capital to entities in which it has investments and there is no interest rate or maturity date. As of December 31, 2015, the company had the following loan receivables:

The Forum	$ 8,300
Jerk Shack	119,012
300 E. 51st	576,412
Current loan receivables	$ 703,724

The Company entered into a construction loan agreement with ComReinvest New Markets LLC (part V and VI) on September 14, 2012 for $2,000,000 for 300 East 51st St LLC. The loan is a leveraged New Market Tax Credit investment in which the Company borrowed the funds and loaned them to 300 East 51st LLC. The debt has an interest rate of .84% per annum. Interest is

UNAUDITED

URBAN JUNCTURE INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
FOR YEAR ENDED DECEMBER 31, 2015

payable quarterly until paid in full. Interest shall be calculated on the basis of a 360-day year utilizing 30-day months. Commencing on March 1, 2021 and on the 1st day of the month following each calendar quarter thereafter, consecutive quarterly installments of principal and accrued and unpaid interest, with principal amortized over a term of thirty (30) years commencing September 14, 2020 shall be payable in quarterly installments. On September 14, 2042 the entire balance of principal and interest due shall be paid full. Prior to September 14, 2020, the Company does not have the right to pre-pay the principal amount or any installments due hereunder; thereafter the Company can pre-pay the note or any installments due hereunder, in full or in part, without penalty.

The loan receivables are presented by ownership percentages as follows:

Loan Receivables V-51st SPE	$1,161,000
Loan Receivables VI-51st SPE	839,000

The Company entered into a direct loan agreement with the Illinois Department of Commerce and Economic Opportunity (DCEO) for $500,000. The Company borrowed the funds and loaned them to 300 East 51st LLC. As of December 31, 2015 the receivable amount was $500,000.

Property and Equipment

Property and equipment are stated at cost. Depreciation is calculated on a straight-line method over the estimated useful lives of the assets. Furniture and computer equipment are depreciated over 3 to 5 years.

Furniture & Fixtures	$36,927
Computer Equipment	3,083
	40,010
Less: Accumulated Depreciation	(20,148)
Property and equipment, net	$19,862

Intangible Assets

Intangible assets consist of intellectual literature on the Bronzeville Press valued at cost. Intangibles are amortized on a straightline basis over period not exceeding 40 years.

Intangible asset	$10,000
Less: Amortization	7,231
Intangible asset,net	$ 2,769

UNAUDITED

URBAN JUNCTURE INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
FOR YEAR ENDED DECEMBER 31, 2015

Investments

Investments are recorded at cost. During 2015 there were no additions to the investments. The Company has made the following investments:

Restaurant			
	Southern Breakfast LLC	$	8,264
	Jerk Shack		6,470
	G and S LLC		8,771
	Urban Vegetarian LLC		14,670
Parking Lot			
	320 East 51st LLC		158,000
Real Estate			
	Bronzeville Oasis		9,700
	300 East 51st LLC		910,814
Intellectual			
	Bronzeville Press		30,000
	Investments	$	1,146,689

Debt

The Company entered into several loan agreements in which the loan proceeds are to be used to create four food-related businesses located on the first floor of 300-314 East 51st Street along with some common space, office space on the second floor, and a rooftop farm/stormwater management facility. Rehabilitation is to include tenant build out for each restaurant/store, common area improvements, completion of a surface parking lot at 320 East 51st Street/5044-48 S. Calumet Ave., a community garden at 343-347 East 51st Street and several environmentally sustainable design features. The Company has undertaken the redevelopment of the site in accordance with a plan for the Site and Redevelopment Agreement with the City of Chicago, to be financed in part by a tax increment financing allocation, equity and debt.

The loan agreements are as follows:

Chicago Community Loan Fund, an Illinois not-for-profit corporation provided an interest-only construction loan for $1,800,000 on September 21, 2012 at an interest rate of 7.5% per annum, which was amended to a principal amount of $2,200,000 on April 30, 2012.

The loan requires monthly interest payments. As of December 31, 2015, the interest and principal amount due is $1,768,681. The interest expense paid in 2015 is $107,992. The construction loan is convertible to a 3-year permanent loan with 20 year amortization at a 7% interest rate plus a 4-year extension conditioned on achieving certain debt service conditions.

Illinois Department of Commerce and Economic Opportunity (DCEO), an Illinois not-for-profit corporation, provided a construction loan for $500,000 on September 21, 2012. The debt has an interest rate of 1% per annum.

In 2012, the Illinois Environmental Protection Agency (IEPA), a not-for-profit corporation, approved a $404,656 grant for storm water management services and other safeguard environmental quality measures by creating a roof top farm. The grant proceeds are used to pay outside contractors to perform the needed services. The Company submits reimbursement vouchers to IEPA when services have been rendered. As of December 31, 2015, $182,160 of other receivables are due from IEPA.

Related Party

The initial investor and owner of the company, Bernard Loyd, and relatives have provided working capital for the Company at 0% interest rate and no specified maturity date. As of December 31, 2015 the amount due to related parties is $1,227,709.

Bernard Loyd is the owner of The Forum, 318-328 East 43rd Street.

The Company uses Bronzeville Builders LLC, which is owned by Bernard Loyd to build out the properties under development. Bronzeville Builders LLC holds a general contractor license and subcontracted all of the work to be done to other contractors. It has no paid employees and performs its work at cost.

The Company is part owner of the Bronzeville Jerk Shack.

Bernard Loyd is founder and one of three directors of Urban Juncture Foundation, a 501c3 non-profit that works closely with the Company. Urban Juncture Foundation is the sponsor/manager of Bronzeville Community Garden, Bronzeville Bikes, and the Rooftop Farm and provides operations management services to the Bronzeville Cookin' project.

Income Taxes

The Company files U.S. federal and state income tax returns as an S corporation thus no income tax expense is reported.

9:52 PM
06/18/15
Cash Basis

URBAN JUNCTURE INC
Balance Sheet
As of December 31, 2014

UNAUDITED

		Dec 31, 14
ASSETS		
Current Assets		
Checking/Savings		
1110 · Cash in Bank - Urban BK 3271		1,614.43
1140 · PNC - 9125		15.00
Total Checking/Savings		1,629.43
Total Current Assets		1,629.43
Fixed Assets		
1530 · Furniture &Fixtures		18,231.00
1560 · Computer Equipment		2,183.29
1730 · Accum.DepreFurniture & Fixtures		-17,967.00
1760 · Accum. Depre. - Computer Equip.		-437.00
1780 · Accum. Depre.- Combined		-1,744.00
Total Fixed Assets		266.29
Other Assets		
1291 · Loan Receivable V 51st SPE		1,161,000.00
1293 · Loan Receivable VI 51st SPE		839,000.00
1296 · Loan Rec- 300 E. 51st_DCEO		500,000.00
1800 · Intangible Assets		10,000.00
1805 · Accum. Amortization		-7,231.00
1850 · INVESTMENTS		
1845 · Investment- Bronzeville Oasis	9,700.00	
1851 · Investment-Bronzeville Press	30,000.00	
1855 · Investment 300 East 51st LLC	910,814.08	
1856 · Investment So. Breakfast LLC	8,264.00	
1857 · Investment Jerk Pit LLC	6,470.00	
1858 · Investment G and S LLC	8,771.00	
1859 · Investment 320 East 51st LLC	158,000.00	
1860 · Investment Urban Vegetarian LLC	14,670.01	
Total 1850 · INVESTMENTS		1,146,689.09
Total Other Assets		3,649,458.09
TOTAL ASSETS		**3,651,353.81**
LIABILITIES & EQUITY		
Liabilities		
Current Liabilities		
Other Current Liabilities		
2200 · Payroll Liabilities		-91.34
Total Other Current Liabilities		-91.34
Total Current Liabilities		-91.34
Long Term Liabilities		
2470 · Loan from B. Loyd		1,175,860.03
2475 · Loan Payable-C. Butler		25,000.00
2476 · Loan Payable- L. Merkel		25,000.00
2480 · Loan- Heidi Loyd		10,000.00
2530 · Loan Payable -IL DCEO		500,000.00
2560 · CCLF		1,000,000.00
Total Long Term Liabilities		2,735,860.03
Total Liabilities		2,735,768.69

9:52 PM

06/18/15

Cash Basis

URBAN JUNCTURE INC
Balance Sheet
As of December 31, 2014

UNAUDITED

	Dec 31, 14
Equity	
2800 · Common Stock	100.00
2850 · Paid in Capital	764,909.00
2900 · Retained Earnings	162,196.64
32000 · *Retained Earnings	100.00
Net Income	-11,720.52
Total Equity	915,585.12
TOTAL LIABILITIES & EQUITY	**3,651,353.81**

12:32 AM
04/16/15
Cash Basis

URBAN JUNCTURE INC
Profit & Loss
January through December 2014

UNAUDITED

	Jan - Dec 14
Ordinary Income/Expense	
Income	
3010 · Services Rendered	310,799.80
Total Income	310,799.80
Cost of Goods Sold	
4020 · Development Costs	1,505.00
Total COGS	1,505.00
Gross Profit	309,294.80

Expense		
6110 · Advertising/Promotional		1,817.50
6112 · Annual Report		500.00
6114 · Bank Charges		199.23
6120 · Collection		120.00
6126 · Dues and Subscriptions		10.00
6128 · License and Fees		2,660.00
6130 · Office Expense/Supplies		8.73
6134 · Printing and Stationary		1,153.75
6180 · Auto & Truck Expense		200.00
6630 · Meals and Entertainment		48.33
6800 · Insurance		19,085.36
6850 · Interest		1,693.54
6860 · Medical Expenses		164.09
6950 · Legal and Accounting		6,010.00
7050 · Miscellaneous Expense		0.00
7090 · Project Related Costs		171,519.60
7180 · Professional Fees		
7182 · Consultants	5,099.00	
7180 · Professional Fees - Other	50,835.42	
Total 7180 · Professional Fees		55,934.42
7250 · Rent		13,886.40
7252 · Utilities		917.97
7261 · Research & Development		199.68
7280 · Repairs and Maintenance		10,860.73
7330 · Salaries and Wages		33,846.12
7360 · Security		3,650.00
7510 · Taxes Fica/Med		1,238.79
7580 · Taxes-Other		16,479.36
7650 · Travel		510.24
7655 · Transportation		280.00
Total Expense		342,993.84
Net Ordinary Income		-33,699.04
Other Income/Expense		
Other Income		
8010 · Interest Income		0.07
Total Other Income		0.07
Net Other Income		0.07
Net Income		**-33,698.97**

5:42 PM

05/15/16

URBAN JUNCTURE INC
Statement of Cash Flows
January through December 2014

UNAUDITED

	Jan - Dec 14
OPERATING ACTIVITIES	
Net Income	-10,661.67
Adjustments to reconcile Net Income to net cash provided by operations:	
1200 · Accounts Receivable	-850.00
2200 · Payroll Liabilities	-91.34
Net cash provided by Operating Activities	-11,603.01
INVESTING ACTIVITIES	
1291 · Loan Receivable V 51st SPE	-580,500.00
1293 · Loan Receivable VI 51st SPE	-419,500.00
Net cash provided by Investing Activities	-1,000,000.00
FINANCING ACTIVITIES	
2470 · Loan from B. Loyd	-11,000.00
2560 · CCLF	1,000,000.00
2900 · Retained Earnings	-66,248.58
32000 · *Retained Earnings	65,367.07
Net cash provided by Financing Activities	988,118.49
Net cash increase for period	-23,484.52
Cash at beginning of period	25,322.80
Cash at end of period	**1,838.28**

UNAUDITED

URBAN JUNCTURE INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
FOR YEAR ENDED DECEMBER 31, 2014

Note 1: Organization and nature of business

Urban Juncture ("The Company") was incorporated in 2003, it's primary purpose to acquire and develop real estate and create jobs and valuable neighborhood amenities in underserved urban communities. The Company co-owns 300 East 51st LLC with Community Reinvestment Fund and it co-owns the Bronzeville Jerk Shack with another individual investor.

300 East 51st LLC owns the 300-314 East, 320 East, and 343-347 East 51st Street properties.

The Company plans to build four food-related businesses located on the first floor of 300-314 East 51st Street along with some common space, an office space on the second floor, and a rooftop farm. Rehabilitation will include tenant build out for each individual restaurant/store, common area improvements, completion of a surface area parking lot at 320 East 51st Street, a community garden at 343-347 East 51st Street, and several environmentally sustainable design features.

Note: 2 Significant Accounting Policies

Basis of Presentation

These financial statements were prepared in accordance with accounting principles generally accepted in the United States (GAAP).

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Revenue Recognition

Revenue is recognized at the time services are rendered. The Company contracts with Bronzeville Builders LLC to build out the properties under development.

Receivables

The Company entered into a construction loan agreement with ComReinvest New Markets LLC (part V and VI) on September 14, 2012 for $2,000,000 for 300 East 51st St LLC. The loan is a leveraged New Market Tax Credit investment in which the Company borrowed the funds and loaned them to 300 East 51st LLC. The debt has an interest rate of .84% per annum. Interest is payable quarterly until paid in full. Interest shall be calculated on the basis of a 360-day year utilizing 30-day months. Commencing on March 1, 2021 and on the 1st day of the month following each calendar quarter thereafter, consecutive quarterly installments of principal and accrued and unpaid interest, with principal amortized over a term of thirty (30) years commencing September 14, 2020 shall be payable in quarterly installments. On September 14, 2042 the entire balance of principal and interest due shall be paid full. Prior to September 14, 2020, the Company does not have the right to pre-pay the principal amount or any installments

due hereunder; thereafter the Company can pre-pay the note or any installments due hereunder, in full or in part, without penalty.

The loan receivables are presented by ownership percentages as follows:

Loan Receivables V-51st SPE	$1,161,000
Loan Receivables VI-51st SPE	839,000

The Company entered into a direct loan agreement with the Illinois Department of Commerce and Economic Opportunity (DCEO) for $500,000. The Company borrowed the funds and loaned them to 300 East 51st LLC. As of December 31, 2014 the receivable amount was $500,000.

Property and Equipment

Property and equipment are stated at cost. Depreciation is calculated on a straight-line method over the estimated useful lives of the assets. Furniture and computer equipment are depreciated over 3 to 5 years.

Furniture & Fixtures		$18,231
Computer Equipment		2,183
		20,414
Less: Accumulated Depreciation	(20,148)	
Property and equipment, net		$ 266

Intangible Assets

Intangible assets consist of intellectual literature on the Bronzeville Press valued at cost. Intangibles are amortized on a straightline basis over period not exceeding 40 years.

Intangible asset	$10,000
Less: Amortization	7,231
Intangible asset,net	$ 2,769

Investments

Investments are recorded at cost. During 2014 there were no additions to the investments. The Company has made the following investments:

URBAN JUNCTURE INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
FOR YEAR ENDED DECEMBER 31, 2014

Food			
	Southern Breakfast LLC	$	8,264
	Jerk Shack		6,470
	G and S LLC		8,771
	Urban Vegetarian LLC		14,670
Parking Lot			
	320 East 51st LLC		158,000
Real Estate			
	Bronzeville Oasis		9,700
	300 East 51st LLC		910,814
Intellectual			
	Bronzeville Press		30,000
	Investments	$	1,146,689

Debt

The Company entered into several loan agreements in which the loan proceeds are to be used to create four food-related businesses located on the first floor of 300-314 East 51st Street along with some common space, office space on the second floor, and a rooftop farm/stormwater management facility. Rehabilitation is to include tenant build out for each restaurant/store, common area improvements, completion of a surface parking lot at 320 East 51st Street/5044-48 S. Calumet Ave., a community garden at 343-347 East 51st Street and several environmentally sustainable design features. The Company has undertaken the redevelopment of the site in accordance with a plan for the Site and Redevelopment Agreement with the City of Chicago, to be financed in part by a tax increment financing allocation, equity and debt.

The loan agreements are as follows:

Chicago Community Loan Fund, an Illinois not-for-profit corporation provided an interest-only construction loan for $1,800,000 on September 21, 2012 at an interest rate of 7.5% per annum The loan requires monthly interest payments. As of December 31, 2014, the interest and principal amount due is $1,000,000. The interest expense paid in 2014 is $71,302. The construction loan is convertible to a 3-year permanent loan with 20 year amortization at a 7% interest rate plus a 4-year extension conditioned on achieving certain debt service conditions.

Illinois Department of Commerce and Economic Opportunity (DCEO), an Illinois not-for-profit corporation, provided a construction loan for $500,000 on September 21, 2012. The debt has an interest rate of 1% per annum.

UNAUDITED

URBAN JUNCTURE INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
FOR YEAR ENDED DECEMBER 31, 2014

Related Party

The initial investor and owner of the company, Bernard Loyd, and relatives have provided working capital for the Company at 0% interest rate and no specified maturity date. As of December 31, 2014 the amount due to related parties is $1,235,860.

Bernard Loyd is the owner of The Forum, 318-328 East 43rd Street.

The Company uses Bronzeville Builders LLC, which is owned by Bernard Loyd to build out the properties under development. Bronzeville Builders LLC holds a general contractor license and subcontracted all of the work to be done to other contractors. It has no paid employees and performs its work at cost.

The Company is part owner of the Bronzeville Jerk Shack.

Bernard Loyd is founder and one of three directors of Urban Juncture Foundation, a 501c3 non-profit that works closely with the Company. Urban Juncture Foundation is the sponsor/manager of Bronzeville Community Garden, Bronzeville Bikes, and the Rooftop Farm and provides operations management services to the Bronzeville Cookin' project.

Income Taxes

The Company files U.S. federal and state income tax returns as an S corporation thus no income tax expense is reported.

Bernard Loyd

President
Urban Juncture, Inc.

Bernard Loyd is founder and president of Urban Juncture, Inc., a community development firm, and of Urban Juncture Foundation. UJ and UJF act as catalysts for the economic revitalization of urban communities and the empowerment of residents through the development of business and social ventures, provision of amenities, and creation of jobs within these communities. Current projects include creation of a destination dining district celebrating the cuisines of the African diaspora and rehabilitation of a historic assembly hall complex into a hub for artistic expression and hospitality.

Between 1990 and 2003, as an associate and partner of the management consulting firm of McKinsey & Company, Bernard helped senior corporate leaders around the world expand existing businesses, create new businesses, and improve operations. Bernard's contributions at McKinsey include co-founding its global Agriculture and Food Chains initiative and leading world-wide client development and service in that arena. He also co-founded and led the firm-wide Black Client Service Staff initiative, which drove substantial increases in the number of Black associates and partners. In addition, he co-founded the Chicago Office's Social Ventures sector and worked with public sector clients to address key regional issues.

Bernard's civic efforts are focused on improving access to economic opportunity. In Chicago, he currently serves as a member of the Board of Governors of the Metropolitan Planning Council and of the City of Chicago's Green Ribbon Committee. He recently served as member and chairman of the Board of Trustees of Centers for New Horizons, as co-chairman of the governor-appointed Dan Ryan Taskforce, and as convener of the Friends of the Checkerboard Lounge. He also has served on the board of trustees of the Massachusetts Institute of Technology.

A native of Chicago's West Side, Bernard was raised primarily in Liberia, West Africa. He received undergraduate and graduate degrees from MIT, including a doctorate in computational fluid dynamics and a masters of science in business. He and his family reside in Chicago's Bronzeville community.

Urban Juncture
"Where Commerce meets Community"

bloyd@urbanjuncture.com
773-988-7500